UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GenTek Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

April 4, 2006

Dear Fellow Stockholders:

       On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the stockholders of GenTek Inc. to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey, on Tuesday, May 9, 2006, beginning at 1:00 p.m., Eastern Time (the “Annual Meeting”). The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

       IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

JOHN G. JOHNSON, JR. Chairman of the Board of Directors

GENTEK INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006

To the Stockholders of
GenTek Inc.:

       NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of GenTek Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey, on Tuesday, May 9, 2006, beginning at 1:00 p.m., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock;

(ii)	a proposal to elect directors to the Company's Board of Directors; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

       The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

       Only stockholders of record at the close of business on March 30, 2006 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,
JAMES IMBRIACO Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 4, 2006

GENTEK INC.
90 East Halsey Road
Parsippany, New Jersey 07054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2006

       This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of GenTek Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey, on Tuesday, May 9, 2006, at 1:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “GenTek” each refer to GenTek Inc. The mailing address of our principal executive office is 90 East Halsey Road, Parsippany, New Jersey 07054. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about April 5, 2006, to holders of record as of March 30, 2006, of our common stock, no par value per share (“Common Stock”).

       A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the fifteenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

       At the Annual Meeting, stockholders of the Company's Common Stock will vote upon:

(i)	a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock;

(ii)	a proposal to elect directors to the Company's Board of Directors; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

       The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 30, 2006 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

       Stockholders of record at the close of business on March 30, 2006, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were outstanding and entitled to vote 10,205,347 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at 90 East Halsey Road, Parsippany, New Jersey 07054, during ordinary business hours of the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Voting and Votes Required to Adopt Proposals

       If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting. If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

       Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other matter. Directors receiving the majority of votes cast (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

       Pursuant to Article X of the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), approval of amendments to the Certificate of Incorporation to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock requires the affirmative vote of 66 2⁄3% of the outstanding shares of Common Stock.

       For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of the votes cast with respect to that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors.

       For the approval of the proposals amending the Certificate of Incorporation, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted and are not deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Submitting and Revoking Your Proxy

       If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior to the Annual Meeting. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

•	FOR the amendment to the Company's Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) set forth in “Proposal 1: Amendment of the Company's Second Amended and Restated Certificate of Incorporation.”

•	FOR the election of the director nominees set forth in “Proposal 2: Election of Directors.”

       Additionally, the persons named as proxies will vote in their best judgment on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

       If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to the Corporate Secretary, at 90 East Halsey Road, Parsippany, New Jersey 07054;

•	sign, date and mail a new proxy card to the Corporate Secretary; or

•	attend the Annual Meeting and vote your shares in person.

       If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

       A copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Voting Results

       Wells Fargo Shareholder Services, our independent Inspector of Election, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2006, which we plan to file with the SEC in August 2006.

PROPOSAL NO. 1:
AMEND CERTIFICATE OF INCORPORATION

       The first proposal is to vote whether to amend the Company's Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock.

       Article VII of the Certificate of Incorporation currently authorizes the number of directors to be not less than one, nor more than eight, and the directors are divided into three classes, with each class of directors containing as close to one-third of the members of the Board of Directors as possible. Article VII of the Certificate of Incorporation further establishes that the members of each class of directors shall serve staggered three-year terms.

       The Board of Directors has adopted resolutions approving and declaring the advisability of the amendment to our Certificate of Incorporation to replace the three-year term for directors and the division of directors into three classes with the annual election of directors to serve a one-year term on the Board of Directors. In addition, the form of amendment to our Certificate of Incorporation approved by the Board of Directors repeals Article IV Section  2 and Section  3 of the Certificate of Incorporation, which relates to certain restrictions on the transfer of our capital stock. These restrictions on the transfer of our capital stock expired on their own terms as of November 10, 2005, and accordingly, are no longer operative. The amendments to the Certificate of Incorporation proposed under this Proposal

No. 1 are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline, and reflecting conforming changes in the numbering and cross-references in the Certificate of Incorporation that will be made to the extent stockholders approve the amendments.

Votes Necessary to Approve the Amendment and Effectiveness

       The affirmative vote of the holders of 66 2⁄3% of the outstanding shares of all stock entitled to vote at the Annual Meeting is required for approval of Proposal No. 1. Shares not present at the meeting and shares voting “abstain” effectively count as votes against the amendment. If Proposal No. 1 is approved, the amendment to the Certificate of Incorporation will become effective upon filing of the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which management will cause to occur immediately after the proposal is approved. Because an abstention on this proposal is not an affirmative vote, it will have the same effect as a vote against this proposal. Therefore, it is important that you vote your shares.

Recommendation of the Board

       The Board of Directors recommends that you vote “FOR” the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to provide for the annual election of directors to serve a one-year term on the Board of Directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock.

PROPOSAL NO. 2:
ELECTION OF DIRECTORS

       The second proposal is to elect directors to serve on the Board of Directors. Our nominees for the election of directors at the Annual Meeting include five independent directors, as defined in the applicable rules for companies traded on The NASDAQ National Market (“NASDAQ”) and one member of our senior management.

       Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the number of directors to be not less than one, nor more than eight. There are currently six directors on the Board of Directors. The number of director nominees to be elected by the stockholders at the Annual Meeting will depend upon whether the stockholders approve the amendment to the Certificate of Incorporation set forth in Proposal No. 1.

       If Proposal No. 1 is approved, the Company will immediately thereafter file the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, and upon such filing, the amendment to the Certificate of Incorporation will become effective. Accordingly, since the amendment to the Certificate of Incorporation embodied in Proposal No. 1 institutes the annual election of directors to serve a one-year term on the Board of Directors, if Proposal No. 1 is approved by the stockholders, the stockholders will vote, pursuant to this Proposal No. 2, to elect each of the six director nominees listed below to the Board of Directors at the Annual Meeting to serve as directors for a one-year term beginning at the Annual Meeting on May 9, 2006.

       If Proposal No. 1 is not approved, the Board of Directors will remain divided into three classes with the members of each class of directors serving staggered three-year terms. Accordingly, each member of each class of directors will continue to serve out the remaining portion of his/her respective three-year term. Further, because the two Class III directors' terms are set to expire at the Annual Meeting, pursuant to this Proposal No. 2, the stockholders will vote to elect two Class III directors to serve until the 2009 annual meeting of the stockholders or until their respective successors are elected and duly qualified. If a stockholder votes for director nominees by proxy and Proposal No. 1 is not approved by the stockholders at the Annual Meeting, such votes for non-Class III directors shall be considered an informal poll having no effect on each such non-Class III director's term on the Board of

Directors, and accordingly, each such non-Class III director nominee shall continue to serve the remaining portion of his term on the Board of Directors.

       This section contains certain biographical information for the directors and each of the director nominees. All of the director nominees currently serve on our Board of Directors. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this proxy statement.

       Adoption of Majority Vote Standard for Election of Directors. In March 2006, the Board of Directors approved an amendment to the Company's Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, any director who fails to be elected must tender his or her resignation to the Board of Directors. The Board of Directors would then decide whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will take such action and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Director's decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director. In 2006, all of the director nominees are currently serving on the Board of Directors.

       Director Change in 2005. Messrs. John G. Johnson, Jr., Henry L. Druker and Richard R. Russell were elected to new three-year terms at the 2005 annual meeting of the stockholders. However, on May 23, 2005, Richard R. Russell resigned as Director, President and Chief Executive Officer of the Company effective immediately. The Company filed a Form 8-K on May 25, 2005 reporting Mr. Russell's resignation, which is incorporated herein by reference. In general, the term for a Class I director expires in 2007, the term for a Class II director expires in 2008, and the term for a Class III director expires in 2006.

       Our current Board of Directors is classified as set forth below, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated each of the current directors for election to the Board of Directors in accordance with this Proposal No. 2:

Class(1)	Director	Term Expiration(1)
Class II	John G. Johnson, Jr.	2008
Class I	Dugald K. Campbell	2007
Class II	Henry L. Druker	2008
Class III	Kathleen R. Flaherty	2006
Class III	John F. McGovern	2006
Class I	William E. Redmond, Jr.	2007

(1)	As set forth in the Second Amended and Restated Certificate of Incorporation, however, if the stockholders approve Proposal No. 1, all directors will be a member of a single class and subject to annual election by the stockholders.

Votes Necessary to Approve the Amendment and Effectiveness

       The affirmative vote of a majority of the votes of the Common Stock cast “for” a director nominee is sufficient to elect a director if a quorum is present. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

       The Board of Directors recommends that you vote “For” the election of each of the following director nominees. If any nominee becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted “For” a replacement nominee if one is designated by our Board of Directors.

John G. Johnson, Jr. Chairman since November 2003 Age: 65	Mr. Johnson was President and Chief Executive Officer and Director of Foamex International Inc. from 1999 through 2001 and currently serves as lead Director of Thermadyne Holdings Corporation. Mr. Johnson is also a Trustee at Drexel University. Mr. Johnson spent five years with Safety-Kleen Corporation where he served as President and Chief Executive Officer (1995 to 1997) and President and Chief Operating Officer (1993-1994) and a Director. Prior to 1992, Mr. Johnson spent 34 years with ARCO where he was a Director and President of ARCO Chemicals America from 1987 to 1992.

Dugald K. Campbell Director since November 2003 Age: 59	Mr. Campbell currently serves as a Director of JL French Automotive Castings, Inc., The Hager Group, Inc. and the Juvenile Diabetes Research Foundation. On February 10, 2006, JL French Automotive Castings, Inc. filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. Mr. Campbell was President and Chief Executive Officer and a Director of Tower Automotive, Inc. (“Tower”) from 1993 to August 2003. Prior to that time, Mr. Campbell served in senior leadership roles within the automotive groups of Allied Signal Corporation and Siemens AG. Tower filed for bankruptcy protection under Chapter 11 on February 2, 2005.

Henry L. Druker Director since November 2003 Age: 52	Mr. Druker is the Founder and Managing Principal of Druker Capital, an investment firm. Previously, Mr. Druker was a Principal of Questor Management Company from 1995 through 2004, where he specialized in investing in turnaround and special situation companies. Prior to Questor, Mr. Druker was a Principal of the turnaround advisory firm Alix Partners, a predecessor to and an associated company of Questor. He was also previously a Partner of the merchant bank, Gordon Capital, Managing Director and head of the leveraged buyout group at L.F. Rothschild, Inc. and an associate in corporate finance at Goldman Sachs & Co.

Kathleen R. Flaherty Director since November 2003 Age: 54	Ms. Flaherty retired as the Chief Marketing Officer at AT&T on December 31, 2005, a position she had held since June 2004. She also currently serves as a Director of telent, plc., formerly the communications services business of Marconi Corporation, plc. Ms. Flaherty was previously President and Chief Operating Officer of Winstar International from 1999 through 2001. Ms. Flaherty also served as a Senior Vice President of Winstar Communications Inc., which filed for bankruptcy protection in April, 2001 under Chapter 11 of the Bankruptcy Code. From 1997 through 1998, Ms. Flaherty was the Senior Vice President, Global Product Architecture for MCI Communications, Inc. Ms. Flaherty, is a member of the McCormick Advisory Board, Northwestern University, and its executive committee.

John F. McGovern Director since November 2003 Age: 59	Mr. McGovern is Founder and a Partner of Aurora Capital LLC since 1999. Prior to joining Aurora Capital, Mr. McGovern worked for Georgia-Pacific Corporation from 1981 to 1999 serving in many different positions, most recently as Executive Vice President, Finance and Chief Financial Officer from 1994 to 1999. Mr. McGovern currently serves on the Board of Directors for Maxim Crane Works, Payless ShoeSource, Inc., and Neenah Paper, Inc. Mr. McGovern was formerly a director of ChanneLinx, Inc., where he also served as temporary Chief Executive Officer. ChanneLinx, Inc. filed for Chapter 11 protection in 2003, approximately one year after Mr. McGovern left the Company. Mr. McGovern is currently Chairman of the Audit Committee at Maxim Crane Works.

William E. Redmond, Jr. Chief Executive Officer, President and Director since November 2003 Age: 46	Mr. Redmond has served has President and Chief Executive Officer of the Company since May, 2005 and a Director of the Company since November 2003. Since 2005 Mr. Redmond has served as Chairman and a Director of Maxim Crane Works and as a Director of Citation Corporation. Mr. Redmond previously served as President and Chief Executive Officer from December 1996 to February 2003 and as Chairman of the Board from January 1999 to February 2003 of Garden Way, Inc., a manufacturer of outdoor garden and power equipment that filed for bankruptcy protection in July 2001 in order to facilitate a sale of substantially all of its assets in August 2001.

Compensation of Directors

       The non-employee directors of GenTek are entitled to receive cash compensation and equity-based compensation pursuant to the plans described below.

       Cash Compensation. Non-employee directors of the Company receive compensation of $35,000 per year, with additional fees of $1,250.00 per meeting for attendance at each Board of Director's meeting and $625 per meeting for attendance at each Board of Director's meeting conducted by telephone. Fees payable for attendance at Board of Directors committee meetings are $1000 per meeting and $500 for attendance at committee meetings conducted by telephone. The chairman of the Board of Directors receives an additional $35,000 per year. Committee chairpersons also receive additional compensation in the amount of $10,000, with the exception of the Audit Committee chair who receives $15,000.

       Equity-based Compensation. Non-employee directors of the Company receive an annual grant of restricted stock with a grant date value of $40,000. Each non-employee director will also be entitled to participate in a “matching restricted stock” program under the GenTek Inc. 2003 Management and Directors Incentive Plan pursuant to which the Company will match each share of Company stock purchased on the open market by a director with one share of restricted stock, subject to vesting over a three (3) year period and a $10,000 maximum investment per director each calendar year.

Statement on Corporate Governance

       Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors has implemented numerous corporate governance enhancements to further strengthen the Board of Director's capacity to oversee the Company and to serve the long-term interests of all stockholders. For example, our Board of Directors has recently amended the Company's Bylaws to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The Company's code of business conduct and ethics, committee charters and other documents setting forth the Company's corporate governance practices can be accessed in the “Investing” section of the Company's website at www.gentek-global.com or by writing to the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

       Communicating with the Board of Directors. Stockholders may send communications to the Company's Board of Directors by writing to the Board of Directors at: GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: General Counsel. Communications should be addressed to the Board of Directors or any individual director or group of directors, as applicable, by either name or title. All communications will be opened by the office of the General Counsel for the sole purpose of determining whether the contents of the communication represent a message to the Company's directors. Any communication not in the nature of advertising, promotions of a product or service or patently offensive material will be promptly forwarded to the intended recipient or recipients.

       Code of Business Conduct and Ethics. The Board of Directors has adopted a code of business conduct and ethics that satisfies the SEC's definition of a “code of ethics” and applies to all employees, directors and officers, including the Company's principal executive officer, principal financial officer and principal accounting officer. The purpose of the code of business conduct and ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The code of business conduct and ethics is available in the “Investing” section of the Company's website at www.gentek-global.com, or by writing the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary. The Company intends to disclose any amendment to the Code or any waiver of the Code for executive officers or directors in the “Investing” section of the Company's website.

Board and Committee Meetings

       Each of our current directors was initially appointed to our Board of Directors pursuant to the plan of reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), effective as of November 10, 2003 (the “Effective Date”). Messrs. Johnson and Druker were elected to new three-year terms at the 2005 annual meeting. All of our directors, other than Mr. Redmond, are “independent” under the rules of NASDAQ.

       During the year ended December 31, 2005, our Board of Directors held eleven meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served that were held while such director was serving on our Board of Directors. The Board of Directors has four standing committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Corporate Governance and Nominating Committee, and (iv) the

Executive Committee. During 2005, the Audit Committee met five times, the Compensation Committee met nine times, the Nominating Committee met three times and the Executive Committee did not meet. All current members of our Board of Directors attended our 2005 annual meeting of stockholders except for Mr. Druker.

       Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Johnson, McGovern and Druker, with Mr. McGovern serving as Chairman. The Board has determined that all of the members of the Audit Committee are “independent,” as determined under the currently effective rules of NASDAQ. The Board of Directors has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mr. McGovern qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. A copy of the Audit Committee's written charter can be found in the “Investing” section of the Company's website at www.gentek-global.com, or may be obtained by contacting the Company's Secretary. A copy of the Audit Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

       The primary duties and responsibilities of the Audit Committee, among others, are to assist the full Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Audit Committee's charter sets forth its mandate, membership requirements, obligations and duties in greater detail.

       Compensation Committee. The Compensation Committee consists of Ms. Flaherty and Messrs. Campbell and Druker, with Ms. Flaherty serving as Chairperson. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries. The Compensation Committee charter contains the Compensation Committee's purpose, membership requirements and duties and responsibilities and can be found in the “Investing” section of the Company's website at www.gentek-global.com. A copy of the Compensation Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054. The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the currently effective rules of NASDAQ.

       Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Ms. Flaherty and Messrs. Campbell (Chairman) and McGovern, each of whom the Board has determined is an “independent” director within the meaning of the currently effective rules of NASDAQ. The functions of the Corporate Governance and Nominating Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	recommending to the Board of Directors individual directors to serve on committees of the board;

•	advising the Board of Directors with respect to matters of board composition and procedures;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board of Directors and the Company's management.

       The Corporate Governance and Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.gentek-global.com under the headings “Investing.” A copy of the Corporate Governance and Nominating Committee's charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

       The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering any candidate submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Corporate Governance and Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

       The stockholder recommendation and information described above must be sent to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054, and must be received by the Corporate Secretary not less than 75 nor more than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

       Each proposed candidate will be examined and evaluated in accordance with the Corporate Governance and Nominating Committee's Minimum Qualifications for Director Candidates and its Policy for the Identification and Evaluation of Director Candidates. The Corporate Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors' oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

       The Corporate Governance and Nominating Committee will identify potential nominees by asking current directors to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board of Directors—for example, retirement as a CEO or CFO of a public company or exiting government or military service—especially business and civic leaders in the communities in which the Company's facilities are located. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

       Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process described above does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

       Executive Committee. The Executive Committee consists of Messrs. Campbell and Johnson. The Executive Committee possesses, and may exercise during the interval between meetings of the Board of Directors, the powers specifically designated from time to time by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

       In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

       The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the listing standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

       The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial reporting process, principles and internal controls as well as preparation of its financial statements. Deloitte & Touche LLP, the Company's independent auditors, are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

       The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2005 and interim quarterly results with management and the independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Deloitte & Touche LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the auditors' independence. The Audit Committee has concluded that Deloitte & Touche LLP are independent from the Company and its management. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditing firm for the year ending December 31, 2006.

       Based on the reports and discussions described above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John McGovern, Chairman John G. Johnson, Jr. Henry L. Druker

EXECUTIVE OFFICERS

       The following table shows the names and ages of our executive officers and/or key employees and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
William E. Redmond, Jr.	46	President, Chief Executive Officer and Director
George G. Gilbert	57	Vice President and General Manager—Valve Train Group
Douglas J. Grierson	41	Vice President and Controller
Andrew P. Hines	66	Vice President and Chief Financial Officer
James Imbriaco	53	Vice President, General Counsel and Secretary
Robert D. Novo	48	Vice President of Human Resources and Environmental Health and Safety
Thomas B. Testa	44	Vice President and General Manager—Performance Chemicals
Maximo Vargas	49	Vice President and General Manager—Noma Wire Harness business

       For information regarding Mr. Redmond, see the “Information Concerning the Directors and Director Nominees” section of this proxy statement.

       George G. Gilbert, 57, Vice President and General Manager—Valve Train Group since 2001. From 1997 to 2001, Mr. Gilbert held the position of Vice President Technical Services/Strategic Development, for Simpson Industries.

       Douglas J. Grierson, 41, Vice President and Controller, since April 2005. Mr. Grierson served as Director of Accounting and Assistant Controller from June 1999 to April 2005. Prior to joining the Company, Mr. Grierson served as the Director of Internal Audit of Quest Diagnostics Incorporated since January 1997.

       Andrew P. Hines, 66, has served as Vice President and Chief Financial Officer of the Company since October 2005. From 2000 through October 2005, Mr. Hines was a senior partner of Hines & Associates, a management-consulting group. In 2002, Mr. Hines served as Interim Chief Financial Officer of C.P. Kelco, a manufacturer of specialty texturizing and stabilizing ingredients for a broad range of applications. From October 2000 to October 2001, Mr. Hines served as Chief Financial Officer, Chief Operating Officer and Executive Vice President of Ardent Communications (formerly CAIS Internet), a provider of broadband access and bundled data services, which filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in October 2001. Mr. Hines is a member of the Board of Directors and Chairman of the Audit Committee of Superior Essex Inc., a manufacturer of wire and cable. Mr. Hines is a director of NationsRent Companies, Inc., a privately held construction equipment sales and leasing company, since June 2003 and also serves as the Chairman of the Audit Committee for that company.

       James Imbriaco, 53, Vice President, General Counsel and Secretary since July 2005. From May 2004 to June 2005, Mr. Imbriaco held the position of Consulting Corporate Counsel with Bowne & Co., Inc. From October 2000 to August 2003, Mr. Imbriaco held the position of Vice President, General Counsel and Secretary with Agency.com, Ltd. From June 1997 until September 2000, Mr. Imbriaco served as Deputy General Counsel of The Times Mirror Company and General Counsel of the Baltimore Sun Company.

       Robert D. Novo, 48, Vice President of Human Resources and Environmental Health and Safety since August 2004. Mr. Novo served as the Vice President of Human Resources from July 2003 to August 2004. Prior to July 2003, Mr. Novo held various senior level human resource positions with Honeywell International since 1995.

       Thomas B. Testa, 44, Vice President and General Manager—Performance Chemicals since August 2004. From April 2002 to August 2004, Mr. Testa served as Vice President—Operations for the Performance Chemicals Group. He previously served as General Manager of the Electronic Chemicals business group from October 1997 to April 2002.

       Maximo Vargas, 49, Vice President and General Manager—Noma Wire Harness business, since October 19, 2005. From September 2000 until October 2005, Mr. Vargas had been employed by Visteon Corporation, where he most recently was Director of its Technical Center in Chihuahua, Mexico. From 1999 until 2000, Mr. Vargas was employed by Lear Corporation as Director of Operations in Juarez, Mexico.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table summarizes the compensation paid to the President and Chief Executive Officer and each of GenTek's four other most highly compensated executive officers or key employees (the “Named Executives”) employed by the Company as of December 31, 2005, for services in all capacities to GenTek and its subsidiaries during or with respect to 2005, 2004, and 2003.

		Annual Compensation			Long Term Compensation
	Year	Salary ($)	Bonus ($)(3)	Other Annual Compensation ($)	Restricted Stock Awards ($)(4)(5)	Securities Underlying Options (#)(6)	All Other Compensation ($)(7)

William E. Redmond, Jr.(1) President, Chief Executive Officer and Director	2005 2004 2003	366,000 0 0	524,700 0 0	24,000 0 0	225,000 0 0	60,921 0 0	11,000 0 0
Richard R. Russell(2) Former President, Chief Executive Officer and Director	2005 2004 2003	261,000 516,000 465,000	0 736,000 864,000	0 0 0	0 1,458,500 0	0 9,486 0	2,410,000 446,000 86,000
George G. Gilbert Vice President and General Manager Valve Train Group	2005 2004 2003	263,000 239,000 219,000	134,000 100,000 229,000	0 0 0	39,000 25,000 0	10,192 13,775 0	11,000 11,000 10,000
Douglas J. Grierson Vice President and Controller	2005 2004 2003	185,000 164,000 145,000	120,000 65,000 96,000	0 0 0	0 7,000 0	6,402 14,876 0	12,000 11,000 9,000
Robert D. Novo(8) Vice President of Human Resources and Environmental Health and Safety	2005 2004 2003	261,000 237,000 102,000	330,000 247,000 110,000	0 0 0	49,000 274,200 0	12,195 11,413 0	15,000 9,000 3,000
Thomas B. Testa Vice President and General Manager— Performance Chemicals Group	2005 2004 2003	245,000 225,000 206,000	210,000 141,000 168,000	0 0 0	52,000 30,000 0	13,533 15,132 0	17,000 13,000 8,000

(1)	Mr. Redmond became President and Chief Executive Officer in May, 2005. Other annual compensation represents amounts paid to Mr. Redmond for services as a Director in 2005 prior to his appointment.

(2)	Mr. Russell resigned as President, Chief Executive Officer and Director in May, 2005.

(3)	Includes bonuses paid to Messrs. Russell, Gilbert, Grierson and Testa in 2003 under the Company's Key Employee Retention Plan in the amounts of $617,500, $139,000 $45,000, and $108,000, respectively. The bonus amounts listed for the Named Executives for 2003 also include bonuses of $246,450, $90,000, $51,000, $60,000, and $60,000 to Messrs. Russell, Gilbert, Grierson, Novo, and Testa, respectively, that were accrued under the Company's Senior Executive Bonus Plan which provides for ordinary course incentive bonuses to be paid to the Company's senior executives.

(4)	The restricted stock amounts for 2005 include a restricted stock grant of 20,307 shares to Mr. Redmond that vest with respect to one third of the shares on each of May 23, 2006, 2007 and 2008, and restricted stock grants of 2,548, 3,229 and 3,384 shares to Messrs. Gilbert, Novo and Testa, respectively, that vest with respect to one third of the shares on each of September 12, 2006, 2007 and 2008. Dividends are payable on all of these shares.

As of December 31, 2005, Mr. Redmond held 21,058 restricted shares having a value of $377,000; Mr. Gilbert held 3,013 restricted shares having a value of $54,000; Mr. Grierson held 139 restricted shares having a value of $2,000; Mr. Novo held 10,642 restricted shares having a value of $190,000 and Mr. Testa held 3,942 restricted shares having a value of $70,000.

(5)	The restricted stock amounts for 2004 include a restricted stock grant that vest with respect to one third of the shares on each of March 19, 2005, 2006 and 2007 (the “restricted shares”) and a restricted stock grant that vested in its entirety on March 19, 2006 (the “emergence shares”). Messrs. Russell, Gilbert, Grierson, Novo, and Testa received restricted shares grants of 513, 694, 208, 617, and 833 shares, respectively, and emergence share grants of 40,000, 0, 0, 7,000, and 0 shares, respectively. Dividends are payable on each of these shares.

(6)	The amounts reflect equitable adjustments to the number of each outstanding stock option as a result of the dividends paid on December 27, 2004 and March 16, 2005.

(7)	Amounts included for Mr. Russell in 2005 include $1,563,000 of severance, $113,000 vested during the period of a $900,000 excess pension balance pursuant to Mr. Russell's employment agreement, $711,000 vested during the period of Mr. Russell's excess savings component of a SERP pursuant to the KERP, $5,000 payable for life insurance, and $18,000 for employer contributions to defined contribution plans. See the section entitled “Separation Agreement with Mr. Russell” for further information regarding Mr. Russell's compensation in 2005.

Amounts included for Mr. Russell in 2004 include $177,000 vested during the year of a $900,000 excess pension balance pursuant to Mr. Russell's employment agreement, $248,000 vested during the year of Mr. Russell's excess savings component of a SERP pursuant to the KERP, $5,000 payable for life insurance and $16,000 for employer contributions to defined contribution plans.

Each of the amounts included for Mr. Redmond, Mr. Gilbert, Mr. Grierson, Mr. Novo, and Mr. Testa represent employer contributions to defined contribution plans.

(8)	Mr. Novo joined the Company in 2003. For the year 2003 Mr. Novo's bonus includes a $50,000 signing bonus.

Option Grants in Last Fiscal Year

       The following table sets forth the stock options granted during 2005 to the Named Executives:

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Grant Date Present Value($)
William E. Redmond, Jr	60,921	30.1%	11.08	5/26/15	169,000
Richard R. Russell	0	0%	0	—	0
George G. Gilbert	10,192	5.0%	12.11	8/16/15	30,000
Douglas J. Grierson	6,402	3.2%	12.11	8/16/15	19,000
Robert D. Novo	12,915	6.4%	12.11	8/16/15	38,000
Thomas B. Testa	13,533	6.7%	12.11	8/16/15	40,000

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

       The following table sets forth information for each Named Executive with regard to the aggregate stock options held on December 31, 2005, and the value of in-the-money stock options held as of December 31, 2005.

	Shared Acquired on Exercise(#)	Value Received($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options at December 31, 2005($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William E. Redmond, Jr.	0	0	0	60,921	—	414,263
Richard R. Russell	0	0	3,162	0	21,660	—
George G. Gilbert	0	0	4,592	19,375	31,455	121,711
Douglas J. Grierson	0	0	4,959	16,319	33,969	104,871
Robert D. Novo	0	0	3,804	20,524	26,057	126,641
Thomas B. Testa	1,400	5,600	4,111	24,554	28,160	153,379

2003 Management and Directors Incentive Plan

       As of the Effective Date, the Company adopted the 2003 Management and Directors Incentive Plan. Under the terms of this plan, any full or part-time employee, officer or director of the Company or any of its subsidiaries are eligible to receive incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance share awards (which may be settled in cash), dividend equivalent rights or any “other stock-based awards” (defined to include any awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of our Common Stock). The Compensation Committee has the authority to select participants and determine grants of awards. As of December 31, 2005, there were 414,388 shares of our Common Stock available for issuance under the plan (subject to equitable adjustment in the event of a change in capitalization of the Company). The maximum number of shares with respect to which any awards may be granted during a calendar year to any participant is 100,000. Upon a “change in control” of the Company, unless otherwise determined by the Compensation Committee, each outstanding award shall automatically become fully exercisable.

Short Term Incentive Plan

       Each of the Named Executives is eligible to participate in the Company's Short Term Incentive Plan. Under this plan, key employees may be granted annual bonus awards that are payable to the extent that annual Company and individual business performance objectives specified by the Compensation Committee are attained. The Compensation Committee has discretion to establish the amount of such award and to set the incentive targets. For 2005, bonus awards to Named Executives were based on (a) EBITDA targets, (b) consolidated cash flow or working capital targets, and (c) pre-established performance goals for each executive officer, where such goals were tailored to the Named Executive's individual role and position. With respect to those employees who are “covered employees” under 162(m) of the Internal Revenue Code, as amended (the “Code”), no annual bonus award under the plan may exceed the lesser of (i) $2,000,000 or (ii) 200% of the base salary of such “covered employee” as in effect on the date that the incentive targets are set. Upon the occurrence of a change in control, the Compensation Committee has discretion to accelerate payment of any outstanding bonus awards.

Pension Plans

       Pension Plans

       On April 1, 2004, the Company froze the benefits under the General Chemical Corporation Salaried Employee's Pension Plan (the “GCC Pension Plan”). The benefits under the GCC Pension Plan are now determined by a participant's frozen credited years of service and frozen credited compensation. The formula under the GCC Pension Plan for determining benefits at normal retirement age (age 65) is generally the greater of (a) the sum of (i) 1.1% of monthly frozen credited compensation multiplied by frozen credited years of service, and (ii) 0.4% of monthly frozen credited compensation in excess of the social securities earnings limit multiplied by frozen credited years of service, and (b) 2.0% of monthly frozen credited compensation multiplied by frozen credited years of service (not in excess of 25), minus 64% of the primary social security benefit. The following table shows the estimated annual benefits payable under the GCC Pension Plan in the form of a straight life annuity to Messrs. Grierson, Novo and Testa upon retirement at normal retirement age (age 65), with respect to the frozen compensation and years-of-service categories indicated in the table and the actual benefits payable to Mr. Russell.

Name	Frozen Credited Years of Service	Frozen Credited Compensation	Estimated Annual Benefits
Richard R. Russell	14 years	$180,000	$42,000
Douglas J. Grierson	5 years	$176,000	$15,000
Robert D. Novo	1 year	$200,000	$2,000
Thomas B. Testa	13 years	$180,000	$43,000

       On April 1, 2004, the Company froze the benefits under the Toledo Technologies, Inc. Salaried Employees' Pension Plan (the “Toledo Pension Plan”). The credited years of service and credited compensation under the Toledo Pension Plan were frozen for certain participants in 2002, including Mr. Gilbert. The benefits under the Toledo Pension Plan are now determined by a participant's frozen credited years of service and frozen credited compensation. The Toledo Pension Plan determines monthly benefits for a participant at normal retirement age (age 65) by looking at the greater of (a) 2% of frozen credited compensation multiplied by frozen credited years of service to 25 years, plus 0.5% of frozen credited compensation multiplied by frozen credited years of service over 25 years, minus 2% of primary social security benefit times frozen credited service up to 25 years, and (b) 0.75% of frozen credited compensation plus $8.00 multiplied by frozen credited years of service to 30 years. The following table shows the estimated annual benefits payable under the Toledo Pension Plan in the form of a straight life annuity to Mr. Gilbert upon retirement at normal retirement age (age 65), with respect to the frozen compensation and years-of-service categories indicated in the table.

Name	Frozen Credited Years of Service	Frozen Credited Compensation	Estimated Annual Benefits
George G. Gilbert	1 year	$170,000	$3,000

       The frozen pension plans are defined benefit plans that generally benefit full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's frozen credited service under the Pension Plan and frozen average annual earnings. Annual earnings include principally salary, overtime and short-term incentive compensation. Notwithstanding the freezing of the benefits, the pension plans provide that a participating employee's right to receive benefits becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Benefits under this plan were frozen for all employees, effective April 1, 2004.

       SERP

       The Company terminated and liquidated the General Chemical Corporation Supplemental Savings and Retirement Plan (the “SERP”) on November 10, 2005. The SERP was originally established to provide unfunded non-qualified retirement benefits with respect to benefits that would have otherwise accrued in accordance with the terms of the Pension Plan, but which were not otherwise payable under the Pension Plan by reason of certain benefit limitations imposed by the Code. In connection with the termination of the SERP, the Company distributed to participants amounts equal to the present value of their earned benefits, including $528,193 to Mr. Russell. The Company does not currently maintain a non-qualified excess defined benefit pension plan.

Key Employee Retention Plan and Other Severance Arrangements

       Pursuant to the terms of the Key Employee Retention Plan (the “KERP”), certain Named Executives and key employees are entitled to severance benefits. Under the KERP, in the event that a Named Executive's employment is terminated (i) by the Named Executive for “good reason” (as defined in the KERP), (ii) by the Company for any reason other than “cause” (as defined in the KERP), or (iii) either by the Named Executive or the Company for death or “disability” (as defined in the KERP), such Named Executive will receive a lump sum cash payment. Depending on the Named Executive, the lump sum cash payment ranges from nine months to twenty-four months of the Named Executive's annual salary on the termination date. In addition, the Named Executives will continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) during the applicable severance period.

       Mr. Hines will be entitled a severance payment equal to 200% of his base salary if Mr. Hines is terminated upon a “change of control” and a severance payment equal to 100% of his base salary if Mr. Hines is terminated for any reason other than for cause.

       In the event Mr. Vargas's employment is terminated without cause, he will be entitled a severance payment equal to 100% of his base salary.

Employment Agreement with Mr. Redmond

       The Company is party to an employment agreement with Mr. Redmond, its President and Chief Executive Officer. Pursuant to this agreement, dated May 23, 2005, Mr. Redmond serves on an “at-will” basis and is entitled to receive an annual base salary of $600,000, subject to annual review by the Compensation Committee. Mr. Redmond is also eligible for an annual bonus, targeted at 75% of his base salary with an actual award range of zero to 200%, to be based upon accomplishment of pre-determined goals and objectives, as set and agreed upon by the Compensation Committee of the Board of Directors of the Company. Mr. Redmond is also entitled to receive annual grants under the Company's 2003 Management and Director's Incentive Plan (the “LTI Plan”) equal to 125% (150% in 2005) of his base salary consisting of grants of restricted shares of the Company's Common Stock and stock options to purchase shares of the Company's Common Stock. In addition, the Agreement entitles Mr. Redmond to participate in the profit sharing, pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans maintained by the Company.

       The Agreement further provides that the Company will reimburse Mr. Redmond for living accommodations in the New York/New Jersey metropolitan area up to a maximum of $3,600 per month through December 31, 2006, as well as for Company related travel, lodging, meal and related expenses. The Agreement provides for certain severance payments and benefits to Mr. Redmond in the event of termination, including (a) full salary through the date of termination and prorated bonus and vacation payments and (b) maintenance of vested shares under the LTI Plan. If Mr. Redmond is terminated by the Company without cause or terminates his own employment for “good reason,” the Agreement provides for an additional payment equal to 200% of his base salary, two years of continued coverage under the Company's medical and other health plans and two years of continued perquisites provided to Mr. Redmond immediately prior to his termination. If Mr. Redmond is terminated by the Company without cause or terminates his own employment for “good reason” within three months prior to or twelve months following a “change of control, ” the Agreement provides for an additional payment equal to 300% of his base salary, three years of continued coverage under the Company's medical and other health plans and three years of continued perquisites provided to Mr. Redmond immediately prior to his termination. All of the severance payments and benefits are conditioned on Mr. Redmond signing a general release of claims. Mr. Redmond is subject to non-competition and non-solicitation covenants for two years following his termination of employment for any reason. Mr. Redmond's unvested shares under the LTI Plan will become fully vested in connection with a change of control.

Separation Agreement with Mr. Russell

       In connection with his resignation as President and Chief Executive Officer of the Company in May 2005, the Company entered into a Separation Agreement with Mr. Russell on May 23, 2005 pursuant to which he released the Company of all claims. Under the Agreement, Mr. Russell served in an advisory capacity to the Company's Board of Directors from May 23, 2005 until July 1, 2005 at his current base salary. The Agreement also provided for severance compensation to Mr. Russell including: (a) a lump sum cash payment equal to $1,563,000 (the “Severance Benefit”), payable within 60 days of his retirement, pursuant to the terms of the GenTek Inc. Key Employee Retention Plan (the “KERP”); (b) $1,498,487 provided pursuant to and payable under the General Chemical Corporation Supplemental Savings and Retirement Plan, as amended and restated effective January 1, 1996 (the “SERP”), the Employment Letter dated March 19, 2004 entered into by and between Mr. Russell and the Company and the Joint Plan of Reorganization entered into as of November 10, 2003; (c) a benefit accrued under the Supplemental Pension component of the SERP for the period beginning on the date of emergence from bankruptcy and ending on April 1, 2004 when the SERP was frozen, in an amount to be determined by actuaries selected by the Company; (d) 170 shares of Common Stock representing the restricted stock that vested pursuant to the GenTek Inc. Restricted Stock Agreement; (e) 25,754 shares of Common Stock representing the shares for which restrictions have lapsed pursuant to and subject to the terms of the GenTek Inc. “Emergence Shares” Restricted Stock Agreement (“Emergence Shares Agreement”); (f) the escrowed dividends in respect of Mr. Russell's shares of Restricted Stock forfeited pursuant to the Emergence Shares Agreement as soon as administratively possible after March 19, 2006; (g) an option to purchase 3,162 shares of Common Stock (at an exercise price of $11.03 per share), representing the vested options pursuant to the 2003 Management and Directors Incentive Plan of GenTek Inc. Stock Option Agreement, which options expires ten years from the grant date; (h) $40,077, representing accrued but unused vacation; (i) continued medical and dental coverage for a period of 36 months pursuant to the KERP; (j) retiree health benefits during the period commencing on the date following the retirement date and ending on the date Mr. Russell ceases to receive retirement income, which benefit is secondary to, and offset by, Medicare pursuant to the SERP; (k) gross up payments if an excise tax is imposed by Section 4999 of the Internal Revenue Code (which would only be triggered upon a change in control) with respect to the Severance Benefit; and (l) reimbursement for any incurred business expenses pursuant to the Company's expense reimbursement program.

Report of the Compensation Committee on Executive Compensation

       The Company's compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”) which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incent our executive officers to achieve GenTek's business objectives, and link management and shareholder interests. To achieve these objectives, the Committee utilizes compensation plans that tie a substantial portion of an executive officer's overall compensation to GenTek's performance. The principal elements of GenTek's executive compensation program consist of base salary, a performance based annual bonus, stock options and restricted shares awards. To assist the Committee in establishing these elements, the Committee retained the services of an external compensation professional to provide guidance with respect to comparable positions in the marketplace and current compensation practices. The policies of the Committee with respect to the base salary, annual bonuses and long-term incentive compensation awarded to the Company's senior executive officers, including Mr. Redmond, the Company's President and Chief Executive Officer, are discussed below. The current members of the Committee are Kathleen R. Flaherty (Chairperson), Dugald K. Campbell and Henry L. Druker.

       Base Salaries. The base salary of each executive is governed by the nature and extent of the executive's responsibilities; the executive's performance during the preceding year; and comparable compensation levels for the executive's peers, both within the Company and in comparable companies. The base salaries of the Company's executive officers other than the President and CEO are recommended by the President, subject to the review and approval of the Committee.

       Annual Bonus. Pursuant to the terms of the GenTek Inc. Short Term Incentive Plan, annual cash incentive awards may be payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. For 2005, awards to corporate executives were based on (a) consolidated EBITDA, (b) consolidated cash flow, and (c) pre-established performance goals for each executive officer, where such goals were tailored to the executive's individual role and position.

       Long-Term Incentive Compensation. Under the Plan of Reorganization, members of management were entitled to receive equity awards under the 2003 Management and Directors Incentive Plan. All awards under the Plan are approved by the Committee taking into account such factors as the nature of the participant's responsibilities, the business priorities of the Company and the levels of equity based compensation for the participant's peers both within the Company and at comparable companies. The Company may make grants of stock options or restricted shares to executive officers in order to strengthen the tie between management's compensation opportunity and the shareholders' interest.

       Compliance with Section 162(m). The Committee believes that, unless circumstances warrant an exception, the Company should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

       Chief Executive Officer's Compensation. The compensation reported for fiscal year 2005 for Mr. Redmond, the Company's President and Chief Executive Officer, is consistent with the Company's executive compensation policies. Consequently, a substantial portion of Mr. Redmond's compensation is at risk, dependent upon the Company's performance and the share price of its Common Stock.

•	Base Salary & Bonus. Under the terms of Mr. Redmond's employment agreement, he is entitled to an annual base salary of $600,000. It is the Committee's view that this salary is competitive in the present market place. His annual bonus payment of $524,700 was calculated in the same manner as that of other participants in the Short Term Incentive Plan and in accordance with his employment agreement. In the 2005 plan year, Mr. Redmond exceeded his performance target by 16.6% and received a cash incentive payment of 116.6% of his performance target.

•	Stock Options and Restricted Shares. The stock option grant and the restricted share grant made to Mr. Redmond on May 26, 2005, reflected Mr. Redmond's responsibilities and his ability to improve the value of the Company's Common Stock. Consistent with stock option and restricted share grants made to other executive officers, this grant is exercisable over a three-year period, with one-third vesting on each of the first, second and third anniversary of the date of grant.

       Committee Conclusions. Based on the Committee's review of total executive compensation, including all cash and equity components, we find executive compensation to be reasonable.

The Compensation Committee Of the Board of Directors

Kathleen R. Flaherty, Chairperson Dugald K. Campbell Henry L. Druker

Compensation Committee Interlocks and Insider Participation

       In 2005, there were no interlocking relationships existing between the Company's Board of Directors or compensation committee of any other company.

PERFORMANCE GRAPH

       The following graph illustrates the cumulative total stockholder return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on November 11, 2003 (the first trading day of the Company's Common Stock following the Effective Date) in each of: (i) GenTek Inc. Common Stock, (ii) the Russell 2000 Index, (iii) the Standard & Poor's MidCap Auto Components Index, and (iv) the Standard & Poor's SmallCap Chemicals Index.

80.00

90.00

100.00

110.00

120.00

130.00

140.00

150.00

160.00

170.00

S&P SmallCap Chemicals Index

11/11/2003

12/31/2004

12/31/2003

12/31/2005

GenTek (GETI)

Russell 2000 Index

S&P MidCap Auto Components Index

GenTek Indexed Performance

	11/11/2003	12/31/2003	12/31/2004	12/31/05
GenTek (GETI)	100.00	99.72	147.02	159.94
Russell 2000 Index	100.00	105.57	125.03	130.81
S&P MidCap Auto Components Index	100.00	111.27	112.82	95.30
S&P SmallCap Chemicals Index	100.00	114.69	138.00	108.48

       In accordance with the rules of the SEC, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table provides, as of March 30, 2006, information regarding the beneficial ownership of our Common Stock by (a) each of our Named Executives, directors and nominees, (b) our directors and executive officers as a group, and (c) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

       For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

       A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares		Percentage of Class(2)
Chesapeake Partners Management Co., Inc	1,007,938	(3)	9.88%
David Abrams	1,005,025	(4)	9.16%
John M. Angelo	1,002,014	(5)	9.81%
Michael L. Gordon	1,002,014	(5)	9.81%
Abrams Capital, LLC	988,434	(4)	9.01%
Tontine Capital Partners, L.P	975,000	(6)	9.55%
Tontine Capital Management, L.L.C	975,000	(6)	9.55%
Jeffery L. Gendell	975,000	(6)	9.55%
Silver Oak Capital, LLC	911,610	(5)(7)	8.93%
Samuel R. Shapiro	870,322	(8)	8.53%
Shapiro Capital Management Company, Inc.	870,322	(8)	8.53%
Deutsche Bank AG	796,037	(9)	7.80%
Great Hollow Partners, LLC	763,899	(4)	6.97%
ACP Acquisition, LLC	747,308	(4)	6.82%
Richard A. Rubin	618,298	(10)	6.06%
Mark McGrath	605,318	(11)	5.93%
Dugald K. Campbell	12,259		*
Henry L. Druker	4,559		*
Kathleen R. Flaherty	4,559		*
George G. Gilbert	14,905	(12)	*
Douglas J. Grierson	10,078	(13)	*
Andrew P. Hines	6,000		*
James Imbriaco	4,512		*
John G. Johnson, Jr.	6,559		*
John F. McGovern	4,559		*
Robert D. Novo	23,114	(14)	*
William E. Redmond, Jr.	52,305	(15)	*
Thomas B. Testa	16,872	(16)	*
All directors and executive officers as a group (12 individuals)	160,281		1.56%

(1)	Unless otherwise indicated, the business address for each person or entity listed is 90 East Halsey Road, Parsippany, New Jersey 07054.

(2)	All percentage beneficial ownership of our Common Stock is based on 10,205,347 shares of Common Stock issued and outstanding as of March 30, 2006.

(3)	Based solely on the Schedule 13G filed with the SEC on February 14, 2006. Chesapeake Partners Management Co., Inc. (“Chesapeake”) may be deemed to be the beneficial owner of 1,007,938 shares. This amount consists of (A) 537,120 shares held for the account of Chesapeake Partners Limited Partnership, and (B) 470,818 shares held for the account of Chesapeake Partners International Ltd. The principal offices of Chesapeake are located at 1829 Reisterstown Road, Suite 420, Baltimore, Maryland 21208.

(4)	Based solely on Schedule 13G filed with the SEC on February 14, 2006. Shares reported herein for ACP Acquisition, LLC represent shares issuable upon the exercise of 156,265 Tranche B Warrants and 75,279 Tranche C Warrants held by it. Shares reported herein for Abrams Capital, LLC represent (i) shares issuable upon the exercise of 161,765 Tranche B Warrants and 75,279 Tranche C Warrants held by ACP Acquisition, LLC and certain private investment partnerships and (ii) 223,374 shares held by such private investment partnerships. Abrams Capital, LLC is one of the managing members of ACP Acquisition, LLC and is the general partner of such private investment partnerships. Shares reported herein for Great Hollow Partners, LLC represent (i) shares issuable upon the exercise of 156,665 Tranche B Warrants and 75,279 Tranche C Warrants held by ACP Acquisition, LLC and a private investment partnership of which Great Hollow Partners, LLC is the general partner and (ii) 15,300 shares held by such private investment partnership. Great Hollow Partners, LLC is one of the managing members of ACP Acquisition, LLC. Shares reported herein for David Abrams represent (i) shares issuable upon the exercise of 162,165 Tranche B Warrants and 75,279 Tranche C Warrants held by ACP Acquisition, LLC and certain private investment partnerships of which either Abrams Capital, LLC or Great Hollow Partners, LLC is the general partner and (ii) 238,674 shares held by such private investment partnerships. Abrams Capital, LLC and Great Hollow Partners, LLC are the managing members of ACP Acquisition, LLC. Mr. Abrams is the managing member of Abrams Capital, LLC and Great Hollow Partners, LLC. Each of the Tranche B Warrants and Tranche C Warrants is exercisable for a number of shares equal to the product of the face number of such warrant times 3.2275. The principle offices of each of David Abrams, Abrams Capital, LLC, Great Hollow Partners, LLC and ACP Acquisition, LLC are located at 22 Berkley Street, 22nd Floor, Boston, Massachusetts 02116.

(5)	Based solely on the Schedule 13D, filed with the SEC on November 20, 2003, and increased to reflect adjustments to the number of shares of Common Stock purchasable upon the exercise of each of the Tranche B and Tranche C Warrants in accordance with each of the Tranche B and Tranche C Warrant Agreements and as a result of the Company paying special dividends of $7.00 and $31.00 per share of Common Stock on December 27, 2004 and March 16, 2005, respectively. Each of Mr. Angelo and Mr. Gordon may be deemed to be the beneficial owner of 1,002,014 shares held for the accounts of Silver Oak Capital, LLC (“Silver Oak”) and AG Capital Funding Partners, L.P. (“AG Capital”). This number includes (A) 90,050 shares held for the account of AG Capital, (B) 908,182 shares held for the account of Silver Oak, (C) 237 shares issuable upon the exercise of Tranche B Warrants held for the account of AG Capital, (D) 117 shares issuable upon the exercise of Tranche C Warrants held for the account of AG Capital, (E) 2,303 shares issuable upon the exercise of Tranche B Warrants held for the account of Silver Oak, and (F) 1,125 shares issuable upon the exercise of Tranche C Warrants held for the account of Silver Oak. Each of Mr. Angelo and Mr. Gordon may be deemed to have shared power to direct the voting and disposition of the 90,404 shares held for the account of AG Capital. In addition, Mr. Angelo and Mr. Gordon may be deemed to have shared power to direct the voting and disposition of the 911,610 shares held for the account of Silver Oak. The principal business address of each of Mr. Angelo, Mr. Gordon and Silver Oak is 245 Park Avenue, New York, New York 10167.

(6)	Based solely on Schedule 13G/A, filed with the SEC on February 14, 2006. The principal offices of each of Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C. and Jeffery L. Gendell are located at 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(7)	Based solely on Schedule 13D, filed with the SEC on November 20, 2003, and increased to reflect adjustments to the number of shares of Common Stock purchasable upon the exercise of each of the Tranche B and Tranche C Warrants in accordance with each of the Tranche B and Tranche C Warrant Agreements and as a result of the Company paying special dividends of $7.00 and $31.00 per share of Common Stock on December 27, 2004 and March 16, 2005, respectively. Silver Oak may be deemed to be the beneficial owner of 911,610 shares. This number includes (A) 908,182 shares held for its account, (B) 2,303 shares issuable upon the exercise of Tranche B Warrants held for its account, and (C) 1,125 shares issuable upon the exercise of Tranche C Warrants held for its account.

(8)	Based solely on the Schedule 13G filed with the SEC on January 9, 2006. The principal business address for Mr. Shapiro and Shapiro Capital Management Company, Inc. is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305. One or more of Shapiro Capital Management Company, Inc.'s advisory clients is the legal owner of the securities. Shapiro Capital Management Company, Inc. has the authority to authorize the voting and disposition of the shares. Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro Capital Management Company, Inc., in which capacity he exercises dispositive and voting power over the securities reported by Shapiro Capital Management Company, Inc. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. Mr. Shapiro disclaims beneficial ownership of all the securities owned by Shapiro Capital Management Company, Inc.

(9)	Based solely on the Schedule 13G filed with the SEC on January 27, 2006. Deutsche Bank AG beneficially owns 796,037 shares. This amount reflects the securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group only of Deutsche Bank AG and its subsidiaries and affiliates. The principal offices of Deutsche Bank AG are located at Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

(10)	Based solely on the Schedule 13D filed with the SEC on April 3, 2006. The 13D was filed jointly by Richard A. Rubin, Hawkeye Capital Management, LLC and Hawkeye Capital Master. Mr. Rubin is the managing member of Hawkeye Capital Management, LLC, which is the managing member of Hawkeye Capital Master. Mr. Rubin has sole power to vote or to direct the vote of the 618,298 shares of Common Stock, and Mr. Rubin has the sole power to dispose and to direct the disposition of such shares of Common Stock. The principal offices of Mr. Rubin, Hawkeye Capital Management, LLC, and Hawkeye Capital Master are located at 800 Third Avenue, 10th Floor, New York, NY 10022.

(11)	Based solely on the Schedule 13G/A filed with the SEC on February 15, 2006. Mr. McGrath has the sole voting power and the sole dispositive power of the 605,318 shares of Common Stock. The principal offices of Mr. McGrath are located at 610 Fifth Avenue, Suite 305, New York, New York 10020.

(12)	Includes outstanding options to purchase 9,184 shares of Common Stock, which were exercisable as of April 1, 2006, or which become exercisable within 60 days from such date.

(13)	Includes outstanding options to purchase 9,918 shares of Common Stock, which were exercisable as of April 1, 2006, or which become exercisable within 60 days from such date.

(14)	Includes outstanding options to purchase 7,608 shares of Common Stock, which were exercisable as of April 1, 2006, or which become exercisable within 60 days from such date.

(15)	Includes outstanding options to purchase 20,307 shares of Common Stock, which were exercisable as of April 1, 2006, or which become exercisable within 60 days from such date.

(16)	Includes outstanding options to purchase 9,622 shares of Common Stock, which were exercisable as of April 1, 2006, or which become exercisable within 60 days from such date.

     * Amount represents less than 1% of our outstanding Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity and equity derivative securities. We assist our directors and officers in monitoring transactions and filing the appropriate Section 16 reports on their behalf.

       Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2005, except as follows. Due to administrative error by the Company, grants of 2,300 restricted shares of our Common Stock to each of our outside directors on December 30, 2005, pursuant to the 2003 Management and Directors Incentive Plan, were not timely reported. These grants have since been reported. Additionally, grants of 2,548 restricted shares of our Common Stock on September 12, 2005 to Mr. Gilbert and 3,000 restricted shares of our Common Stock to Mr. Hines on December 16, 2005, were not timely reported. These grants have since been reported.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Mr. Campbell is a shareholder (greater than 5%) of Tower Automotive, Inc., a Company that has a joint venture with Defiance Testing and Engineering Services, Inc., a wholly-owned subsidiary of the Company. The Board of Directors took into consideration that Mr. Campbell's shareholdings in Tower and determined that such shareholdings would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

       Until October 2005, Mr. Hines was a senior partner of Hines & Associates, a management consulting group. During 2004 and 2005, Hines & Associates provided financial consulting services to GenTek. During 2005, the Company paid Hines & Associates $187,392 for such services.

       In connection with the secured financing that was completed on February 28, 2005, certain investment funds (the “Angelo Gordon Funds”) controlled by Angelo Gordon, John M. Angelo and Michael L. Gordon, each of whom is a beneficial owner of more than 5% of our Common Stock as set forth in the section entitled “Security Ownership Of Management And Certain Beneficial Owners,” have provided approximately $21 million of the Company's outstanding first lien and second lien term loans (the “Loans”). Bruce D. Martin, a former director of the Company who resigned from the Company's Board of Directors effective on April 15, 2005, is currently employed by Angelo Gordon. Each of Messrs. Martin, Angelo and Gordon have an indirect equity interest in an affiliate of Angelo Gordon that has invested in each of the Angelo Gordon Funds. Pursuant to the terms of the First Lien Credit and Guaranty Agreement and the Second Lien Credit and Guaranty Agreement, the Company will make payments of interest and principal to the Angelo Gordon Funds on the same terms and conditions applicable to the other holders of the Loans. The First Lien Credit and Guaranty Agreement and the Second Lien Credit and Guaranty Agreement were filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 that was filed with the SEC on March 16, 2005.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

       Deloitte & Touche LLP (“Deloitte & Touche”), the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements for the years ended December 31, 2005 and 2004. Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Deloitte & Touche as the Company's independent auditing firm for the current fiscal year. Set forth below is the total amount billed to us by Deloitte Entities for services performed in 2005 and 2004 and a break down of these amounts by the category of service.

       Audit Fees. Audit fees are fees billed for the audit of our annual consolidated financial statements and for the reviews of our quarterly financial statements submitted on Form 10-Q. Additionally, audit fees include statutory audits, consents and other services related to SEC matters. The aggregate fees billed by the Deloitte Entities for audit services for the years ended December 31, 2005 and 2004 were $1,780,000 and $2,304,000 respectively.

       Audit Related Fees. Audit-related fees principally included fees for employee benefit plan audits, which totaled $232,000 and $208,000 for the years ended December 31, 2005 and 2004 respectively.

       Tax Fees. Tax fees for the years ended December 31, 2005 and 2004 related to services for tax compliance and tax planning and advice, which totaled $638,000 and $596,000 respectively.

       All Other Fees. There were no other fees paid to the Deloitte Entities for the years ended December 31, 2005 and 2004.

       The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence. The Audit Committee's charter also provides that the Audit Committee must ensure that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company was not, within one year prior to the initiation of the audit, an employee of the independent public accountants who participated in any capacity in the Company's audit.

       The Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Management submits a description of the types of services expected to be rendered during the year for each of the four categories of services described above to the Audit Committee for pre-approval, together with budgeted fees for each of the three non-audit services categories. The Audit Committee pre-approves these services and, as applicable, the budgeted fees by category of service. The Audit Committee receives periodic reports from management and the independent auditor on actual fees versus the budget by category of service. The Audit Committee provided its prior approval to all non-audit related services reflected above.

       During the year, circumstances may arise when it may become necessary to engage our independent auditor for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2007 ANNUAL MEETING

       Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act and the Company's Bylaws. Only those stockholder proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company's Proxy Statement for the 2007 annual meeting of the stockholders. In order for a stockholder proposal submitted under Rule 14a-8 to be considered “timely” such proposal must be received by the Company not later than December 7, 2006. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2007 annual meeting of the stockholders (but not included in the Company's Proxy Statement) must be received by the Company by February 20, 2007 in order to be considered timely, subject to additional provisions of the Company's Bylaws. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. Proposals should be directed to the attention of the Secretary, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

       The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

       No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ANNUAL REPORT

       The Annual Report to Stockholders of the Company for the year ended December 31, 2005 and this proxy statement are being mailed together to all stockholders of the Company of record on March 30, 2005, the record date for voting at the Annual Meeting.

ADDITIONAL INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, NE, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 or (202) 942-8088 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations. You can also obtain copies of our filings with the SEC on our website at www.gentek-global.com.

       The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you receive multiple copies and wish to only receive a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will send an additional copy to an affected stockholder upon written or oral request by such stockholder. You can notify the Company by sending a written request to, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary. Oral requests may be made by calling (973) 515-3221.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 4, 2006. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

JAMES IMBRIACO Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 4, 2006

Exhibit A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENTEK INC.

      The name of the corporation is GenTek Inc. (the ~~“~~“Corporation~~”~~”). The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 25, 1999. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 1999. ~~This~~A Second Amended and Restated Certificate of Incorporation, ~~which both amends and restates the provisions of the Corporation's Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law~~ of the Corporation was duly adopted and filed with the Secretary of State of the State of Delaware on November 7, 2003 in order, among other things, to put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the District of Delaware on October 7, 2003 in the reorganization proceeding styled In re: GenTek Inc. et al. and Noma Company, Case No. 02-12986 (MFW), which confirmed the Joint Plan of Reorganization of the Corporation, et al. and Noma Company dated August 28, 2003, as modified (the ~~“Plan”). The~~“Plan”). This Third Amended and Restated Certificate of Incorporation, which both amends and restates the provisions of the Corporation's Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

      The name of the Corporation is GenTek Inc.

ARTICLE II

REGISTERED OFFICE

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

ARTICLE III

PURPOSES

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (~~“~~“DGCL~~”~~”).

ARTICLE IV

CAPITAL STOCK

      Section 1. Authorized Capital Stock

      The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares, of which (a) One Hundred Million (100,000,000) shares shall be common stock, no par value per share (the ~~“~~“Common Stock~~”~~”), and (b) Ten Million (10,000,000) shares shall be preferred stock, par value $.01 per share (the “Preferred Stock~~”~~”).

      The Board of Directors of the Corporation (the ~~“~~“Board of Directors~~”~~”), or an authorized committee thereof, is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series and, subject to the provisions of Section 3 of this Article IV, to fix for each such class or series such voting powers, full or limited, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at a specified time or times and at a specified price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at specified rates, on specified conditions, and at specified times, and payable in preference to, or in specified relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to specified rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at a specified price or prices or at specified rates of exchange and with specified adjustments; all as may be stated in such resolution or resolutions.

      ~~Section 2. Restrictions on Transfer of Capital Stock~~

      ~~(a) Certain Definitions~~

      ~~As used in this Section 2:~~

      ~~“Corporate Securities” means (i) shares of Common Stock and (ii) any other interests that would be treated as stock of the Corporation pursuant to Treasury Regulation sections 1.382-2(a)(3) and 1.382-2T(f)(18). For purposes of this definition, ownership of warrants, rights, or options (including within the meaning of Treasury Regulation section 1.382-4(d)(9)) to purchase stock of the Corporation shall, to the extent provided in Treasury Regulation section 1.382-4, be treated as ownership of the underlying Corporate Securities.~~

      ~~“Entity” means an entity within the meaning of Treasury Regulations Section 1.382-3(a)(1).~~

      ~~“IRC” means the Internal Revenue Code of 1986, as amended from time to time.~~

      ~~“Notice” means a notice with respect to a potential Transfer that provides (i) (A) in the case of a notice submitted by the transferee, the name and Percentage Stock Ownership, prior to the Transfer, of the transferee, and if known to the transferee, the name of the transferor or (B) in the case of a notice submitted by the transferor, the name and Percentage Stock Ownership, prior to the Transfer, of the transferor, and if known to the transferor, the name of the transferee, (ii) the number of shares subject to the Transfer, and (iii) the proposed date of “completion” for the Transfer (as described in Section 2(c) hereof).~~

      ~~“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with the Treasury Regulations issued under Section 382 of the IRC.~~

      ~~“Prohibited Transfer” means any purported Transfer of Corporate Securities to the extent that such Transfer is prohibited and/or void under this Section 2.~~

      ~~“Restriction Period” means the period:~~

      ~~(1) beginning on the earliest testing date (as described in Treasury Regulation section 1.382-2(a)(4)) on which, in calculating whether the 50-percentage-point threshold under Treasury Regulation section 1.382-2T has been exceeded, the aggregate Percentage Stock Ownership of Corporate Securities by the “5-percent shareholders” of the Corporation (as determined pursuant to Treasury Regulation section 1.382-2T(g)) has increased, as a result of any Transfers (taking into account all pending Transfers and other relevant transactions, determined by the Board of Directors, in its sole discretion), by 25 percentage points or more over the lowest Percentage Stock Ownership of Corporate Securities owned by any such “5-percent shareholders” during the relevant testing period beginning on the Effective Date (as defined in the Plan), all within the meaning Section 382 of the IRC and the Treasury Regulations promulgated thereunder; and~~

      ~~(2) ending on the earlier of (A) the date that is two years from the Effective Date and (B) any date on which the Board of Directors, in its sole discretion, determines that (1) transactions occurring as a result of the consummation of the Plan did not satisfy the requirements of section 382(l)(5) of the IRC, (2) electing treatment under section 382(l)(5) of the IRC is not in the best interests of the Corporation or its stockholders, taking into account all relevant facts and circumstances, including, without limitation, the market and other impacts of maintaining the limitations on Transfers of Corporate~~

~~Securities, (3) an ownership change (within the meaning of section 382 of the IRC) would not result in any significant limitation on the Corporation's use of otherwise available Tax Benefits or (4) no significant value attributable to Tax Benefits would be preserved by continuing the Transfer restrictions herein (the earliest of the dates described in this clause (2) the “Termination Date”).~~

      ~~The Board of Directors shall promptly determine in its sole discretion whether a reasonable basis exists for the position that the transactions contemplated under the Plan satisfy the requirements of section 382(l)(5) of the IRC and shall thereafter promptly consider any additional information or developments relevant to such determination. All determinations regarding whether the Restriction Period has begun or ended shall be in the sole discretion of the Board of Directors.~~

      ~~“Substantial Stockholder” means a person or Entity whose Percentage Stock Ownership of any class of the Corporate Securities equals or exceeds 4.75%. “Substantial Stockholder Transfer” means (i) any Transfer to any person or Entity who beneficially owns, or would beneficially own as a result of the Transfer, 4.75% or more of the total value of outstanding Corporate Securities, to the extent the Transfer increases the Transferee's beneficial ownership of the Corporate Securities above 4.75% of the total value of outstanding Corporate Securities, or (ii) any Transfer by any person or Entity, who beneficially owns 4.75% or more of the total value of outstanding Corporate Securities before such Transfer.~~

      ~~“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” (within the meaning of section 382 of the IRC) or any other tax attribute of the Corporation or any direct or indirect subsidiary thereof that joins in the filing of a consolidated federal income tax return with the Corporation which could be limited by section 382 of the IRC pursuant to an ownership change.~~

      ~~“Transfer” means (other than an issuance or grant of Corporate Securities by the Corporation) any direct or indirect sale, transfer, assignment, conveyance, pledge (other than a pledge pursuant to an arm's length commercial loan), or other disposition or transaction treated under the applicable rules under section 382 of the IRC as a direct or indirect transfer (including the transfer of an ownership interest in a Substantial Stockholder). A Transfer also shall include the creation or grant of an option (including within the meaning of Treasury Regulation section 1.382-4(d)) to the extent provided in Treasury Regulation section 1.382-4.~~

      ~~“Transferee” means any person or Entity to whom Corporate Securities are Transferred and who beneficially owns, or would beneficially own as a result of such Transfer, 4.75% or more of the total value of outstanding Corporate Securities.~~

      ~~“Treasury Regulation” means a Treasury regulation promulgated under the IRC.~~

      ~~(b) Transfer Restrictions~~

      ~~Any Substantial Stockholder Transfer (A) during the Restriction Period, (B) the “completion” (as described in Section 2(c) hereof) of which occurs on the Effective Date, or (C) which results from any agreement, arrangement or transaction that could be treated as an option (as such term is used in Treasury Regulation section 1.382-9(e)) with respect to the Corporate Securities and which is entered into on or prior to the Effective Date, in each case, shall be null and void ab initio and shall not be effective to Transfer any of such Corporate Securities without the prior written consent of the Board of Directors. As used in this Section 2 of Article IV, the term “beneficial ownership” or “beneficially own” shall mean ownership taking into account the applicable rules in the Treasury Regulations issued under Section 382 of the IRC, as determined by the Board of Directors in its sole discretion. The foregoing capital stock transfer restrictions shall not (x) apply to Transfers pursuant to a tender offer to purchase 100% of the Common Stock then outstanding for cash or marketable securities, provided, that such tender offer results in the tender of at least 50% of the Common Stock then outstanding, or (y) preclude the settlement of a transaction in which a person or Entity that is not a Substantial Stockholder Transfers Corporate Securities to a Substantial Stockholder and which transaction is entered into through the facilities of any national securities exchange or any national securities quotation system, provided, that if the settlement of any such transaction would result in a transaction that is prohibited by this paragraph (b), such transaction shall be null and void ab initio pursuant to this paragraph (b) and shall be subject to Section 2(d) of this Article IV. The application and interpretation~~

~~of the transfer restrictions provided in this paragraph (b) shall be in the sole discretion of the Board of Directors.~~

      ~~(c) Certain Exceptions~~

      ~~The restrictions set forth in paragraph (b) of this Article IV shall not apply to an attempted Substantial Stockholder Transfer (i) on any date not within the Restriction Period and prior to the Termination Date, subject to the other provisions of this Section 2(c), or (ii) if the transferor or the transferee obtains the prior written approval of the Board of Directors, which approval may be withheld only if the Board of Directors determines in its sole discretion, taking into account all relevant facts and circumstances, including events that may reasonably occur, that the attempted Transfer could create a material risk that the use of Tax Benefits would be limited, and which determination shall be made promptly. As a condition to granting its approval under clause (ii) above, the Board of Directors may, in its sole discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any limitation under section 382 of the IRC on the use of Tax Benefits. In the case of any Substantial Stockholder Transfer under clause (i) above, unless (x) in any case where the transferor is a Substantial Stockholder prior to the attempted Transfer, such transferor submits a Notice to the Corporation at least five business days prior to the completion of the attempted Transfer, and (y) in any case where the transferee is or would become a Substantial Stockholder as a result of the attempted Transfer, such transferee submits a Notice to the Corporation at least five business days prior to the completion of the attempted Transfer, then such Transfer shall be deemed to be a Prohibited Transfer; provided, that, for purposes hereof, the “completion” of the attempted Transfer occurs when all steps have been taken to effect the transfer of beneficial ownership of the Corporate Securities for federal income tax purposes; provided further, that, any Notice provided earlier than 10 business days prior to the completion of a Transfer shall be null and void, and thus disregarded for all purposes hereof. Notwithstanding anything to the contrary herein, with respect to Transfers attempted to be effected under clause (i) above, if the Corporation receives a Notice regarding any such Transfer on a day that, but for such Transfer (taking into account all pending Transfers and other relevant transactions, determined by the Board of Directors, in its sole discretion), would not be in the Restriction Period (but such Transfer would cause the Restriction Period to begin), then the Board of Directors may in its sole discretion disallow such Transfer and treat such Transfer as a Prohibited Transfer to the extent that it would cause the Restriction Period to begin; provided that if the Corporation receives more than one Notice regarding attempted Transfers on a day that, but for such Transfers (taking into consideration all Transfers with respect to which a Notice was previously received by the Corporation), would not be in the Restriction Period (but such Transfers, together, would cause the Restriction Period to begin) then in its sole discretion, the Board of Directors may disallow such Transfers proportionately and treat such Transfers as Prohibited Transfers proportionately to the extent that they would cause the Restriction Period to begin.~~

      ~~(d) Recovery of Prohibited Transfers~~

      ~~If the Board of Directors determines that a Transfer of Corporate Securities constitutes a Prohibited Transfer then, unless the Board of Directors elects to apply the procedures outlined in the following sentences of this Section 2(d), such Prohibited Transfer shall be null and void ab initio pursuant to Section 2(b) hereof and the Corporation may institute legal proceedings to force rescission of such Prohibited Transfer. At the election of the Board of Directors (in its sole discretion) and upon written demand by the Corporation, the purported Transferee of a Prohibited Transfer shall transfer or cause to be transferred any certificate or other evidence of ownership of Corporate Securities that are the subject of such Prohibited Transfer (the “Prohibited Securities”), together with any dividends or other distributions that were received by the Transferee from the Corporation with respect to such Prohibited Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Securities Transfer Agent”). The Securities Transfer Agent shall thereupon sell to a buyer or buyers the Prohibited Securities transferred to it. If the purported Transferee has resold the Prohibited Securities before receiving the Corporation's demand to surrender the Prohibited Securities to the Securities Transfer Agent, the purported Transferee shall be deemed to have sold the Prohibited Securities for the Securities Transfer Agent and shall be required to transfer to the Securities Transfer Agent any Prohibited Distributions and the proceeds of such sale. If the purported Transferee fails to surrender the Prohibited Securities, or the proceeds of a sale thereof, and any Prohibited Distributions to the~~

~~Securities Transfer Agent within thirty (30) days from the date on which the Corporation makes a demand for such surrender, then the Corporation may institute legal proceedings to compel surrender.~~

      ~~(e) Treatment of Prohibited Transfers~~

      ~~No employee or agent of the Corporation shall record any Prohibited Transfer and the purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Prohibited Securities. Until the Prohibited Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the purported Transferee shall not be entitled, with respect to such Prohibited Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Prohibited Securities and to receive dividend distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Prohibited Securities have been acquired in a Transfer that is not Prohibited Transfer, the Corporate Securities shall cease to be Prohibited Securities.~~

      ~~(f) Proceeds of Sale of Prohibited Transfer~~

      ~~The Securities Transfer Agent shall apply any proceeds of a sale by it of Prohibited Securities and, if the purported Transferee had previously resold the Prohibited Securities, any amounts received by it from a purported Transferee, as follows: (a) first, such amount shall be paid to the Securities Transfer Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the purported Transferee, up to the amount paid by the purported Transferee for the Prohibited Securities, which amount shall be determined in the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors qualifying under Section 501(c)(3) of the IRC.~~

      ~~(g) Legend on Certificates~~

      ~~All certificates reflecting Corporate Securities issued by the Corporation on or after the Effective Date until the earliest date described in clause (2) of the definition of “Restricted Period” in Section 2(a) of this Article IV shall bear a conspicuous legend in substantially the following form:~~

~~THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.~~

      ~~Section 3. Limitation on Issuance of Non-Voting Equity Securities~~

      ~~Pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.~~

ARTICLE V

BUSINESS COMBINATION STATUTE

      The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL entitled ~~“~~“Business Combinations With Interested Stockholders~~”~~”.

ARTICLE VI

STOCKHOLDER ACTION

      No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters or nominations which stockholders intend to propose for action at an annual meeting shall be given at the time and in the manner provided in the By-Laws.

ARTICLE VII

DIRECTORS

      Section 1. General

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

      Section 2. Election of Directors

      Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      Section 3. Number of Directors

      The Board of Directors shall consist of not less than one or more than eight (8) members, the exact number of which shall be fixed from time to time by resolution adopted by the Board of Directors; provided, however, that the Board of Directors may, at the appropriate time, take such action to increase the maximum size of the Board of Directors above eight (8) members as is necessary for the Board of Directors to ~~(i) comply with Section 9.11 of that certain Tranche A Warrant Agreement, dated as of the Effective Date (the “Warrant Agreement”), entered into by and between the Corporation and Wells Fargo Bank Minnesota, N.A. or (ii) to~~ comply with the terms of any one or more series of Preferred Stock. ~~The Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Upon the effectiveness of the Plan, the initial division of the Board of Directors into classes shall be as follows: (i) the Class I Directors shall be William E. Redmond, Jr. and Dugald K. Campbell; (ii) the Class II Directors shall be Richard R. Russell, John G. Johnson, Jr. and Henry L. Druker; and (iii) the Class III Directors shall be Kathleen R. Flaherty, John F. McGovern and Bruce D. Martin. The term of the initial Class I Directors shall terminate on the date of the 2004 annual meeting of stockholders and when their successors have been duly elected and qualified; the term of the initial Class II Directors shall terminate on the date of the 2005 annual meeting of stockholders and when their successors have been duly elected and qualified; and the term of the initial Class III Directors shall terminate on the date of the 2006 annual meeting of stockholders and when their successors have been duly elected and qualified. At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.~~Except as provided in Section 4 of this Article, each director shall be elected or re-elected, as the case may be, at each Annual Meeting at which a quorum is present to serve until the next Annual Meeting.

      Notwithstanding the foregoing, whenever, pursuant to the provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this ~~Second~~Third Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereof~~, and such Directors so elected shall not be divided into classes pursuant to this Article VII unless so provided by such terms~~.

      During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions; and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall automatically be reduced accordingly.

      Section 4. Vacancies

      ~~Except as otherwise provided in the Warrant Agreement and subject~~Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereof, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors or by a sole remaining Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      Section 5. Removal

      ~~Except as otherwise provided in the Warrant Agreement and subject~~Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director.

      Section 6. Personal Liability of Directors

      A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except (i) to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended and (ii) to the extent permitted by law, for monetary damages for breach of fiduciary duty as a Director related to pre-Effective Date acts or omissions which involve willful misconduct or gross negligence. If the DGCL is amended after the effective date of this ~~Second~~Third Amended and Restated Certificate of Incorporation to authorize the further elimination or limitation of the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

       Any repeal or modification of this Article VII shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS AND KEY EMPLOYEES

      Except as otherwise provided in the By-laws, the Corporation shall indemnify its Directors, officers and such other key employees as the Chief Executive Officer of the Corporation may designate (the ~~“~~“Key Employees~~”~~”) to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment), and such right to indemnification shall continue as to a person who has ceased to be a Director, officer or Key Employee of the Corporation and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that (i) such person is or was a Director, officer or Key Employee of the Corporation immediately prior to, on or at any time after the Effective Date, (ii) except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Director, officer or Key Employee (or his or her heirs, executors, administrators or personal representatives) in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board of Directors and (iii) to the extent permitted by law, no indemnification shall be made to any person with respect to such person's conduct prior to the Effective Date if such conduct is finally adjudicated by a court of law of competent jurisdiction to have involved willful misconduct or gross negligence.

      Except as otherwise provided in the By-laws, the right to indemnification covered by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Except as otherwise provided in the By-laws, the Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other employees or agents of the Corporation similar to those conferred in this Article VIII to Directors, officers and Key Employees of the Corporation.

      The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this ~~Second~~Third Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise,

      Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director, officer or Key Employee of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

AMENDMENT OF BY-LAWS

      Section 1. Amendment by Directors

      Except as otherwise provided by law, the By-Laws of the Corporation may be amended or repealed by the Board of Directors.

      Section 2. Amendment by Stockholders

      The By-Laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation reserves the right to amend or repeal this ~~Second~~Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this ~~Second~~Third Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this ~~Second~~Third Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this ~~Second~~Third Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority (or such greater proportion as may be required by law) of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provision of, or adopt any provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the total votes eligible to be cast by the holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VI, Article VII, Article VIII, Article IX or this Article X of this ~~Second~~Third Amended and Restated Certificate of Incorporation.

ARTICLE XI

EFFECTIVE DATE

      This ~~Second~~Third Amended and Restated Certificate of Incorporation shall become effective at 1~~0~~:00 ~~a~~p.m., Eastern Standard Time, on ~~November 7~~May 9, 200~~3~~6.

      IN WITNESS WHEREOF, the undersigned has executed this ~~Second~~Third Amended and Restated Certificate of Incorporation this ~~5~~9th day of ~~November~~May, 200~~3~~6.

By: Name: ~~Matthew R. Friel~~ Title: ~~Vice President~~

Appendix 1

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 9, 2006

1:00 p.m., Eastern Time

SHERATON PARSIPPANY HOTEL
199 Smith Road
Parsippany, NJ

GenTek Inc.
90 East Halsey Road
Parsippany, NJ 07054

proxy

This proxy is solicited on behalf of the Board of Directors for use at the 2006 Annual Meeting.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 9, 2006, the undersigned appoints William E. Redmond, Jr., Andrew P. Hines and James Imbriaco, or any of them, with full power of substitution, to attend the Annual Meeting of Stockholders of GENTEK INC. on May 9, 2006 (the “Annual Meeting”), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.

Continued on reverse side.

Annual Meeting Proxy Card

A	Issues

The Board of Directors recommends a vote FOR the following Proposal No. 1.

1. Amendment of the Second Amended and Restated Certificate of Incorporation to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of the Company's capital stock.

					For	Against	Abstain
					☐	☐	☐

B	Election of Directors

2. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain		For	Against	Abstain
2a – William E. Redmond, Jr.	☐	☐	☐	2d – John G. Johnson	☐	☐	☐

2b – Kathleen R. Flaherty	☐	☐	☐	2e – Dugald K. Campbell	☐	☐	☐

2c – John F. McGovern	☐	☐	☐	2f – Henry L. Druker	☐	☐	☐

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted: (i) FOR the proposal to provide for the annual election of directors, to eliminate the division of directors into classes thereby creating one class of directors, and to remove certain expired provisions that placed restrictions on the transfer of our capital stock; (ii) FOR the proposal to elect each of the director nominees set forth above; (iii) and in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. Receipt of Notice of Annual Meeting and Proxy is hereby acknowledged.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Note: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /